Exhibit 24(a)

February 16, 2009

Melissa K. Caen and Wayne Boston

Ms. Caen and Mr. Boston:

The Southern Company (the “Company”) proposes to file or join in the filing of reports under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission with respect to the following: (1) the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and (2) the Company’s Quarterly Reports on Form 10-Q during 2009.

The Company and the undersigned directors and officers of the Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the foregoing said Annual Report on Form 10-K, said Quarterly Reports on Form 10-Q and any necessary or appropriate amendment or amendments to any such reports, to be accompanied in each case by any necessary or appropriate exhibits or schedules thereto.

Yours very truly, THE SOUTHERN COMPANY

By /s/David M. Ratcliffe David M. Ratcliffe Chairman of the Board, President and Chief Executive Officer

/s/Juanita Powell Baranco Juanita Powell Baranco	/s/J. Neal Purcell J. Neal Purcell
/s/Francis S. Blake Francis S. Blake	/s/David M. Ratcliffe David M. Ratcliffe
/s/Jon A. Boscia Jon A. Boscia	/s/William G. Smith, Jr. William G. Smith, Jr.
/s/Thomas F. Chapman Thomas F. Chapman	/s/Gerald J. St. Pé Gerald J. St. Pé
/s/H. William Habermeyer, Jr. H. William Habermeyer, Jr.	/s/G. Edison Holland, Jr. G. Edison Holland, Jr.
/s/Veronica M. Hagen Veronica M. Hagen	/s/W. Paul Bowers W. Paul Bowers
/s/Warren A. Hood, Jr. Warren A. Hood, Jr.	/s/W. Ron Hinson W. Ron Hinson
/s/Donald M. James Donald M. James

Extract from minutes of meeting of the board of directors of The Southern Company.

- - - - - - - - - -

RESOLVED: That for the purpose of signing the reports under the Securities Exchange Act of 1934 to be filed with the Securities and Exchange Commission with respect to the filing of this Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and its 2009 Quarterly Reports on Form 10-Q, and any necessary or appropriate amendment or amendments to any such reports, this Company, the members of its board of directors and its officers are authorized to give their several powers of attorney to Melissa K. Caen and Wayne Boston.

- - - - - - - - - -

The undersigned officer of The Southern Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the board of directors of The Southern Company, duly held on February 16, 2009, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.

Dated: February 25, 2009	THE SOUTHERN COMPANY
By /s/Wayne Boston Wayne Boston Assistant Secretary